
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ________________________________________
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                    ________________________________________
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
           CNF TRANSPORTATION INC.                                         CNF TRUST I
        (Exact name of registrant                                   (Exact name of registrant
        as specified in its charter)                          as specified in its certificate of trust)

                  DELAWARE                                                  DELAWARE
   (State of incorporation or organization)                  (State of incorporation or organization)

               94-1444798                                                (APPLIED FOR)
           (I.R.S. Employer                                            (I.R.S. Employer
          Identification No.)                                           Identification No.)
--------------------------------------------                -------------------------------------------
3240 Hillview Avenue
Palo Alto, California                                                        94304
--------------------------------------------                -------------------------------------------
(Address of principal executive offices)                                   (Zip Code)

If this Form relates to the registration of a               If this Form relates to the registration of a
class of debt securities and is effective                   class of debt securities and is to become
upon filing pursuant to General Instruction                 effective simultaneously with the
A(c)(1), please check the following box. [ ]                effectiveness of a concurrent registration
                                                            statement under the Securities Act of 1933
                                                            pursuant to General Instruction A(c)(2),
                                                            please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

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
Title of each class                                         Name of each exchange on which
to be so registered                                         each class is to be registered
-------------------                                         ------------------------------

Term Convertible Securities, Series A                       New York Stock Exchange
("TECONS/SM/") and the Guarantee
with respect thereto

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                              ------------------
                               (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The classes of securities registered hereby consist of (i) the Term
Convertible Securities, Series A (the "TECONS/SM/") which represent preferred undivided beneficial interests in the assets of CNF Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and
(ii) the Guarantee with respect thereto (the "Guarantee").

     For a description of the TECONS and the Guarantee, reference is made to the information set forth under the headings "Description of Trust Preferred
Securities" and "Description of Trust Preferred Securities Guarantee" in the
Prospectus contained in the Registration Statement on Form S-3 (Registration No.
333-26595) filed with the Securities and Exchange Commission (the "Commission") on May 6, 1997 under the Securities Act of 1933, as amended (the "Act"), and amended by Amendment No. 1 thereto filed with the Commission on May 9, 1997 and Post-Effective Amendment No. 1 thereto filed with the Commission on May 30, 1997
(such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") and the information set forth under the headings
"Description of the TECONS" and "Description of the Guarantee" in a preliminary prospectus supplement relating to the TECONS and the Guarantee filed by the registrants with the Commission pursuant to Rule 424(b) under the Act on May 27, 1997. The above-mentioned descriptions contained in the Prospectus, the Registration Statement and the preliminary prospectus supplement are incorporated by reference into this Registration Statement on Form 8-A. A definitive copy of the Prospectus Supplement relating to the TECONS and the Guarantee will be filed pursuant to Rule 424(b) under the Act with the Commission and shall be incorporated by reference into this Registration
Statement on Form 8-A.

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
Item 2.   Exhibits.
          --------
2.1       Certificate of Trust dated May 6, 1997 of CNF Trust I (filed herewith).

2.2       Form of Amended and Restated Declaration of Trust of CNF Trust I
          (incorporated herein by reference to Exhibit 4(l) to the Registration
          Statement).

2.3       Form of Guarantee Agreement with respect to Trust Preferred Securities
          (incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on May 30, 1997).

2.4       Form of Subordinated Indenture between CNF Transportation Inc. and The
          First National Bank of Chicago, as trustee (incorporated herein by reference to Exhibit 4(e) to the Registration Statement).

2.5       Form of Supplemental Indenture between CNF Transportation Inc. and The
          First National Bank of Chicago, as trustee (filed herewith).

2.6       Form of Trust Preferred Security (incorporated herein by reference to
          Annex I to Exhibit B to Exhibit 4(l) to the Registration Statement).

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

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   May 30, 1997

                                    CNF Trust I

                                    By:  CNF Transportation Inc.,
                                         as Sponsor



                                    By:  /s/ Eberhard G.H. Schmoller
                                         ------------------------------
                                         Eberhard G.H. Schmoller
                                         Senior Vice President, General Counsel
                                         and Secretary


                                    CNF Transportation Inc.



                                    By:  /s/ Eberhard G.H. Schmoller
                                         ------------------------------
                                         Eberhard G.H. Schmoller
                                         Senior Vice President, General Counsel
                                         and Secretary

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